Viscount Systems Appoints Ambassador Ned L. Siegel as Chairman of the Board

Former U.S. Ambassador Brings 30 Years of Leadership and Entrepreneurial Experience to Company

VANCOUVER, British Columbia -- Viscount Systems Inc (“Viscount”) (OTCQB:VSYS), a software company specializing in physical and logical security solutions, has named Ambassador Ned L. Siegel as the Chairman of the Board of Directors, effective immediately. Ambassador Siegel was elected to Viscount’s Board in April 2014 and succeeds Dennis Raefield, who has stepped down as Chairman to focus on the Company’s expected rapid growth and will continue to serve as Chief Executive Officer and as a member of the Board.

Ambassador Siegel brings over 30 years of entrepreneurial, business management and political leadership experience to Viscount. His extensive track record restructuring, repositioning and recapitalizing business ventures, developing new investment strategies, and establishing strategic relationships will be instrumental in creating return-driven opportunities for the Company.

“Ambassador Siegel’s experience holding various government positions and three decades of private sector success makes him a valuable addition to our board,” said Dennis Raefield, President and CEO of Viscount Systems. “As we continue to execute on our long term growth strategy and increase sales to both the U.S. Federal Government and the enterprise, Ambassador Siegel is the right person to guide Viscount into its next phase of growth."

In addition to the success of several business ventures, Ambassador Siegel has a deep-rooted background in politics and government. As U. S. Ambassador of the Commonwealth of the Bahamas, he used his expertise and business experiences to oversee all operations of the U.S. Embassy – Nassau.

Prior to his Ambassadorship, Ambassador Siegel was honored by two additional Presidential appointments. In 2006, he was appointed by President Bush to serve at the United Nations in New York as the Senior Advisor to the U.S. Mission and as the United States Representative to the 61st Session of the United Nations General Assembly. From 2003 – 2007, he served on the Board of Directors of the Overseas Private Investment Corporation (OPIC), established in 1971 to help U.S. businesses invest overseas, fostering economic development in new and emerging markets.

Preceding his government work, Ambassador Siegel founded the Siegel Group, an international business management advisory firm. Under his leadership, the Siegel Group focuses on helping clients grow and expand through private equity investments, strategic infrastructure projects and an extensive network of relationships.

Ambassador Siegel began his career in law before co-founding the Weingarten-Siegel Group, a national residential building company headquartered in New Jersey, with offices in California and Florida. Ambassador Siegel managed the company’s operations, development and marketing departments, growing it into one of the largest residential developers in the country.

In addition to serving as Viscount’s Chairman, Ambassador Siegel has held director positions on the boards of several consumer product, technology and real estate development companies.

“Since joining Viscount’s board in April, the company has taken important steps to drive sales and increase revenue,” said Ambassador Siegel. “As I take on the role of Chairman, I look forward to continuing to build value and help Viscount solidify its niche at the intersection of the identity management, physical access control, network security and logical security verticals in the government and commercial sectors.”

Additional Viscount Resources:
Freedom Access Control
White Paper: Rethink Access Control
Viscount Company Overview
Article: Leveraging IT for Access Control

About Viscount
Viscount is the leading provider of next generation, IT-centric access control and identity management applications. Viscount’s Freedom application platform allows seamless unification of the physical and digital security worlds by replacing discrete, self-contained systems with an integrated security system that is sophisticated enough to protect today’s critical business assets, and flexible enough to keep up with the evolving IT infrastructures of government and private organizations. For more information please visit: www.viscount.com

Safe Harbor Statement
Forward looking statements: This press release and other statements by Viscount Systems Inc. may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," or similar expressions.

Contact
Allison Monat / Thomas Mei
viscount@kcsa.com
212-682-6300